Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined consolidated balance sheet and the unaudited pro forma condensed combined consolidated statement of operations are based on the Company’s and Trident’s DTV Business historical financial statements after giving effect to the Company’s acquisition of Trident’s DTV Business and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined consolidated financial statements.  The unaudited pro forma condensed combined consolidated balance sheet combines the Company’s balance sheet as of January 28, 2012 with Trident’s DTV Business’ combined balance sheet as of December 31, 2011.  The unaudited pro forma condensed combined consolidated statement of operations data combines the historical statement of operations of the Company for the fiscal year ended January 28, 2012 with the combined statement of operations of Trident’s DTV Business for the year ended December 31, 2011.

The unaudited pro forma condensed combined consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition.  The unaudited pro forma condensed combined consolidated financial data also does not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that companies expect to incur as a result of the acquisition.  In addition, as explained in more detail in the notes to the unaudited pro forma condensed combined consolidated financial statements, the acquisition date fair values of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined consolidated financial statements are subject to adjustment to reflect, among other things, the actual closing date, and may vary significantly from the actual amounts that will be recorded upon completion of the acquisition method of accounting.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.  The pro forma adjustments are based on the information available at the time of the preparation of these financial statements and have been adjusted to give effect to events that are directly attributable to the acquisition, factually supportable and, with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.  These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of Trident’s DTV Business (contained elsewhere in this Form 8-K), and the Company’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012.  The adjustments that are included in the following unaudited pro forma condensed combined consolidated  financial statements are described in Note 2 below, which includes the lettered notes that are marked in those financial statements.

SIGMA DESIGNS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
(amounts in thousands)

	Historical
	Sigma at January 28, 2012	Trident at December 31, 2011	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$44,283	$4,491	$—		$48,774
Restricted cash	1,769	—	—		1,769
Short-term marketable securities	42,134	—	(20,450)	A	21,684
Accounts receivable, net	21,180	12,168	—		33,348
Accounts receivable from related party	—	1,087	(1,087)	B	—
Inventories	22,037	8,191	6,073	C	36,301
Notes receivable from related party	—	12,176	(12,176)	B	—
Deferred tax assets	4,832	—	—		4,832
Prepaid expenses and other current assets	7,234	6,614	(5,839)	D	8,009
Total current assets	143,469	44,727	(33,479)		154,717

Long-term marketable securities	62,022	—	(18,397)	A	43,625
Software, equipment and leasehold improvements, net	35,913	6,982	(3,616)	E	39,279
Intangible assets, net	29,352	23,993	(15,853)	F, G	37,492
Deferred tax assets, net of current portion	16,595	—	—		16,595
Notes receivable, net of current portion	3,000	—	—		3,000
Long-term investments	6,443	—	—		6,443
Other non-current assets	430	12,957	(12,957)	H	430
Total assets	$297,224	$88,659	$(84,302)		$301,581

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$8,438	$11,758	$(11,758)	I	$8,438
Accounts payable to related parties	—	8,188	(8,188)	I	—
Accrued liabilities	24,081	12,760	(11,832)	J	25,009
Deferred margin	—	11,282	(11,282)	K	—
Income tax payable	—	1,850	(1,850)	I	—
Total current liabilities	32,519	45,838	(44,910)		33,447

Long-term deferred tax liabilities	1,062	6,154	(6,154)	I	1,062
Other long term liabilities	15,168	701	(701)	I	15,168
Total liabilities	48,749	52,693	(51,765)		49,677

Shareholders' equity:
Preferred stock	—	—	—		—
Common stock and additional paid-in capital	460,246	—	—		460,246
Treasury stock	(85,941)	—	—		(85,941)
Accumulated other comprehensive income	603	—	—		603
Accumulated deficit	(126,433)	—	—		(126,433)
Net parent company investment	—	35,966	(32,537)		3,429
Total shareholders' equity	248,475	35,966	(32,537)		251,904

Total liabilities and shareholders' equity	$297,224	$88,659	$(84,302)		$301,581

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

SIGMA DESIGNS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share data)

	Historical
	Sigma	Trident	Pro Forma
	Twelve months ended		Adjustments		Pro Forma
	January 28, 2012	December 31, 2011	(Note 2)		Combined
Net revenue	$182,617	$174,163	$—		$356,780
Cost of revenue	105,241	140,694	(28,569)	L,P	217,366
Gross profit	77,376	33,469	28,569		139,414

Operating expenses:
Research and development	86,517	81,302	(1,288)	F	166,531
Sales and marketing	34,467	15,072	(1,019)	F	48,520
General and administrative	20,829	24,398	—		45,227
Impairment of goodwill	45,108	—	—		45,108
Impairment of intangible assets	66,170	—	—		66,170
Restructuring charges	—	7,077	(7,077)	M	—
Gain on acquisition	—	—	(9,253)	N	(9,253)
Total operating expenses	253,091	127,849	(18,637)		362,303
Loss from operations	(175,715)	(94,380)	47,206		(222,889)

Interest and other income, net	2,704	924	—		3,628
Loss before income taxes	(173,011)	(93,456)	47,206		(219,261)
Provision for (benefit from) income taxes	(4,966)	6,864	16,522	O	18,420
Net loss	$(168,045)	$(100,320)	$30,684		$(237,681)

Net loss per share:
Basic	$(5.25)				$(7.42)
Diluted	$(5.25)				$(7.42)

Shares used in computing net loss per share:
Basic	32,036				32,036
Diluted	32,036				32,036

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.	Preliminary Allocation of Estimated Acquisition Consideration

The allocation of the estimated acquisition consideration is preliminary because it is based on estimates, assumptions, valuations and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation.  Accordingly, the acquisition consideration allocation pro forma adjustments will remain preliminary until we determine the final fair values of assets acquired and liabilities assumed.  The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the acquisition.  The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined consolidated financial statements.

The total preliminary purchase price of the acquisition of Trident’s DTV business is as follows (in thousands):

Cash consideration	$38,847

Tangible assets acquired	$40,888
Liabilities assumed	(928)
Identifiable intangibles at acquisition-date fair value:
Developed technology	8,140
Gain on acquisition	(9,253)

Preliminary allocation of fair value of assets acquired and liabilities assumed	$38,847

2.	Preliminary Pro Forma and Acquisition Accounting Adjustments

The pro forma adjustments are as follows:

(A)
To record the liquidation of short-term and long-term marketable securities to generate cash paid by the Company as purchase consideration to the selling Trident entities.  The purchase consideration of $38.8 million was derived from the purchase price of $21.0 million plus additional cash consideration of $17.8 million as a result of adjustments based on the closing current asset balance of the DTV Business, plus the assumption of certain liabilities pursuant to an Asset Purchase Agreement dated March 23, 2012 (the “Purchase Agreement”).

(B)	To eliminate related party receivables not included in the purchased working capital.

(C)	To record inventory at estimated fair value.

(D)	To eliminate prepaid expenses not included in the purchased working capital.

(E)	To eliminate fixed assets not included in the transaction.

(F)	To eliminate Trident’s DTV business historical intangible assets.

(G)	To record the estimated identifiable intangible net assets.

(H)	To eliminate assets not included in the transaction.

(I)	To eliminate liabilities not assumed as part of the transaction.

(J)	The Company agreed to assume approximately $0.9 million of specific employee liabilities as part of the transaction. All other liabilities were not assumed as part of the transaction.

(K)	The $11.3 million decrease in deferred margin is required to arrive at the estimated fair value of the deferred margin under purchase accounting requirements.

(L)	To reverse Trident’s DTV business historical amortization of $22.8 million and record amortization associated with preliminary estimated identifiable intangible assets of $2.7 million.

(M)	To eliminate restructuring charges.

(N)	To record the gain on acquisition.

(O)	To record the estimated tax impact of the pro forma adjustments at the US statutory tax rates (federal and state) for the historical periods presented.

(P)	To exclude expenses associated with operations of assets not included in the transaction of $8.4 million.